UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

YRC Worldwide Inc. (the “Company”) is filing this Current Report on Form 8-K to provide retroactive application to the Company’s historical annual financial statements that were previously included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”). These financial statements have been revised for the adoption of Financial Accounting Standards Board (FASB) Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), or FSP APB 14-1. FSP APB 14-1 affects the Company’s accounting for the Company’s (i) 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “5% Net Share Settled Notes”) and (ii) 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “3.375% Net Share Settled Notes” and together with the 5% Net Share Settled Notes, the “Net Share Settled Notes”).

FSP APB 14-1 requires issuers of certain convertible debt instruments that may be settled wholly or partially in cash on conversion or settlement to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuers’ nonconvertible debt borrowing rate. The Company adopted FSP APB 14-1 as of January 1, 2009. FSP APB 14-1 requires retroactive application to all periods presented, and early adoption was not permitted. The adoption of FSP APB 14-1 impacts the historical accounting for the Net Share Settled Notes and will result in the recognition of additional financial accounting interest expense of approximately $3.1 million for 2009 and 2010. The retroactive application of FSP APB 14-1 resulted in the recognition of additional interest expense of $3.1 million in each of the years 2008, 2007 and 2006. Additionally, this retroactive application increased our net loss by $2.0 million for 2008 and 2007 and decreased our net income by $2.0 million in 2006. Adoption also resulted in our diluted loss per share increasing by $0.04 and $0.03 in 2008 and 2007, respectively, and our diluted income per share decreasing by $0.03 in 2006. Comparative financial statements of prior years have been recast to apply this new accounting standard retroactively. The information in this Form 8-K is not an amendment to or restatement of the 2008 10-K.

The following historical annual financial information reflecting the retroactive application of FSP APB 14-1 is attached as exhibits to, and included in, this Form 8-K and supersedes in its entirety the information in Item 8 of the 2008 10-K:

•	Consolidated Financial Statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 and notes to the consolidated statements (Item 8).

The information in this Form 8-K does not reflect any event or development occurring after March 2, 2009, the date on which the Company filed the 2008 10-K. Except as described above, we have not modified or updated any disclosures in the 2008 10-K. This Current Report on Form 8-K should be read in conjunction with the 2008 10-K. For a discussion of events and developments subsequent to the filing of the 2008 10-K, please refer to the Company’s Securities and Exchange Commission filings since that date. In our Quarterly Report on Form 10-Q for the period ended March 31, 2009, our Quarterly Report on Form 10-Q for the period ended June 30, 2009 and our Quarterly Report on Form 10-Q for the period ended September 30, 2009, we adjusted the unaudited condensed consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2008, respectively, to reflect the retroactive application of FSP APB 14-1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99.1	Consolidated Financial Statements with Retroactive Application of FSP APB 14-1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: November 9, 2009	By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President - Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99.1	Consolidated Financial Statements with Retroactive Application of FSP APB 14-1

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